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                                                                    EXHIBIT 10.4

      AGREEMENT OF SUBLEASE, dated as of the 15th day of August, 1998, by and between AVALANCHE SOLUTIONS, INC., having offices at 304 Hudson Street, New York, New York ("Sublessor"), and CONCRETE MEDIA, INC., a Delaware corporation, having offices at 580 Broadway, Suite 500, New York, New York 10012 ("Sublessee").

                               W I T N E S S E T H

      WHEREAS, Sublessor is a tenant of the portion of the seventh (7th) floor in the building known as 304 Hudson Street, New York, New York (the "Building") as shown cross-hatched on the floor plan annexed hereto as Exhibit A (the "demised premises"), and Sublessee is desirous of subletting the demised premises from Sublessor upon the terms and conditions hereinafter set forth:

      NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Sublessee to Sublessor and the mutual terms, covenants, conditions, provisions and agreements hereinafter set forth, Sublessor does hereby sublet to Sublessee and Sublessee does hereby take and hire from Sublessor, the demised premises.

      This Sublease shall be expressly subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in that certain Lease, dated January 6, 1998 entered into between The Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York, a religious corporation, as landlord ("Underlying Landlord"), and Avalanche Solutions, Inc., as tenant therein (which lease, as amended, is hereinafter referred to as the "Underlying Lease"). A true copy of the Underlying Lease, with certain of the Excluded Provisions deleted or redacted, has been delivered to, and reviewed by, Sublessee and is annexed hereto and made a part hereof as Exhibit B. The provisions of the Underlying Lease are
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specifically incorporated herein by reference, except such terms, covenants, conditions, provisions and agreements as are specifically set forth in Paragraph 20 below (the "Excluded Provisions") and except that all references therein to "Landlord" shall mean Underlying Landlord, all references therein to "Tenant" shall mean Sublessee, all references to "Demised/Leased Premises" shall mean demised premises, and all references to "this Lease" shall mean this Sublease. All provisions which may, by incorporation herein, be inconsistent with the express provisions of this Sublease shall govern in all circumstances unless use of the demised premises or any action or inaction taken in accordance with said provisions may be the basis of a default under the Underlying Lease, in which case the inconsistency shall be resolved in favor of the provisions of the Underlying Lease.

            1. Term. The term of this Sublease shall commence (the "Commencement Date") on the date that the Underlying Landlord shall consent hereto in writing pursuant to Paragraph 14 below. The term of this Sublease shall terminate at noon on February 27, 2007 (the "Expiration Date").

            2. Fixed Rent. Sublessee shall pay to Sublessor, during the term of this Sublease, the annual rental rate ("fixed rent"), commencing on the Commencement Date and continuing through and including February 27, 2007, of TWO HUNDRED SIXTY-FOUR THOUSAND NINE HUNDRED SIXTY ($264,960.00) DOLLARS per annum, payable in equal monthly installments of $22,080.00, and continuing through and including the expiration or sooner termination of this Sublease. Each monthly installment of fixed rent shall be paid on the first day of each and every calendar month during the term, except the first full monthly installment of fixed rent shall be paid upon execution of this Sublease. Provided that Sublessee is not then in default under this Sublease, it shall be entitled to an aggregate credit of $22,080.00


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to be applied against the fixed rent due hereunder for the second full month following the month in which the Commencement Date occurs. The fixed rent for any month of the term of this Sublease which does not begin or end on the first or last day of a calendar month shall be prorated on a daily basis in accordance with the fixed rent due for the calendar month. Since the installment for the first full month's fixed rent is being paid by Sublessee upon the execution of this Sublease regardless of whether the term shall have commenced on the first day of a calendar month, any adjustment to which Sublessee is entitled on account of the immediately preceding sentence shall be made to the monthly installment of fixed rent due on the first day of the calendar month next following the month in which the Commencement Date occurs rent credit has been fully utilized. All fixed rent, additional rent and other sums and charges due to Sublessor under this Sublease shall be paid by Sublessee at the office of Sublessor set forth above, or at such other place as Sublessor may designate, without any notice, setoff or deduction whatsoever. Sublessee's obligation to make such payments shall survive the Expiration Date or sooner termination of this Sublease.

      All other costs and expenses which Sublessee assumes or agrees to pay pursuant to this Sublease shall be deemed additional rent and, in the event of non-Payment, Sublessor shall have all the rights and remedies herein provided for in case of non-Payment of fixed rent. If Sublessee shall fail to pay any installment of fixed rent or additional rent within a period of seven (7) days after the due date of the installment in question, Sublessee shall also pay to Sublessor a late charge equal to 2% per month of the overdue amount, such late charge to be payable as additional rent hereunder. The payment of such late charge shall be in addition to all other rights and remedies available to Sublessor in the case of non-payment of fixed rent.


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            3. Electricity Charge. Sublessee shall pay to Sublessor all of the charges incurred by Sublessor for electric service pursuant to the Underlying Lease, including, but not limited to, any charge in connection with taxes upon Underlying Landlord's sale or resale of electric energy to Sublessee by any federal, state or municipal authority. Such charges shall be paid within five
(5) days of Sublessor's billings therefor. Any sums due and payable to Sublessor under this Paragraph 3 shall be deemed to be, and collectible as, additional rent.

            4. Additional Rent. Sublessee shall pay to Sublessor, as additional rent, 100% of all amounts payable by Sublessor to Underlying Landlord pursuant to Articles 37 and 38 of the Underlying Lease, which are applicable to the term of this Sublease. For purposes of determining the amounts payable by Sublessee pursuant to this Paragraph 4: the Base Year for Taxes shall be the Tax Year July 1, 1998 - June 30, 1999, the Base Year for Operating Expenses shall be the calendar year 1999, the date to be inserted in the "Base Index" for the CPI in Article THIRTY-SEVENTH(b)6 shall be August 1, 1998, and the "Computation Date" in Article THIRTY-SEVENTH(b)10 shall be the first of March, 1999. The additional rent payable by Sublessee shall be paid to Sublessor in the manner and five (5) days before each such date as Sublessor shall be required to pay its corresponding share of such additional rent pursuant to the underlying Lease. Payments for the first and last years of the term shall be equitably prorated. In the event that the demised premises increase or decrease during the term of this Sublease or the premises demised pursuant to the Underlying Lease increase or decrease, then Sublessee's proportionate share of amounts payable pursuant to this Paragraph 4 shall be equitably adjusted.

            5. Use. Sublessee shall use the demised premises only for the uses specified in the Underlying Lease. Sublessee shall use and occupy the demised premises in a manner not inconsistent with the terms of the Underlying Lease.


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            6. Compliance with Underlying Lease. Sublessee covenants and agrees to observe and perform all of the terms, covenants, conditions, provisions and agreements to be performed by Sublessor, as tenant pursuant to the Underlying Lease, except for any Excluded Provisions, and further covenants and agrees not to do or suffer or permit anything to be done which would result in a default under or cause the Underlying Lease to be terminated. All of the terms, covenants, conditions, provisions and agreements of the Underlying Lease, excepting any Excluded Provisions, are hereby incorporated herein with the same force and effect as if herein set forth in full and wherever the term "Tenant" in the Underlying Lease, the same shall be deemed to refer to Sublessee. However, all grace periods specified in the Underlying Lease shall, for purposes of determining compliance by Sublessee with the provisions hereof, be each reduced by five (5) days. In relation to Sublessee performing the obligations of Sublessor, as tenant pursuant tote Underlying Lease, said obligations shall be those of Sublessor in relation to the demised premises. Sublessee shall and hereby does indemnify, defend and hold Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses asserted against, imposed upon or incurred by Sublessor by reason of (a) any violation caused, suffered or permitted by Sublessee, its agents, contractors, servants, licensees, employees or invitees, of any of the terms, covenants, conditions, provisions or agreements of the Underlying Lease, and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the demised premises.

            7. Non-Liability, Indemnity. Sublessee shall and hereby does indemnify, defend and hold Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses asserted against, imposed upon or incurred by Sublessor by reason of (a) any violation caused, suffered or permitted by Sublessee, its agents, contractors,


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servants, licensees, employees or invitees, of any of the terms, covenants, conditions, provisions or agreements of the Underlying Lease, and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the demised premises. Neither Sublessor nor any agent, contractor, servant, licensee, employee or invitee of Sublessor shall be liable to Sublessee for any death of or injury or damage to Sublessee or any other person or for any damage to or loss (by theft or otherwise) of any property of Sublessee or any other person, except to the extent caused by or due to the gross negligence or willful act of Sublessor. Sublessee shall indemnify and hold harmless Sublessor, its agents, contractors, servants, licensees, employees or invitees from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees) arising from (i) the use, conduct or maintenance of the demised premises or any business therein or any work or thing whatsoever done, or any condition created in or about the demised premises during the term (or any time prior to the Commencement Date that Sublessee may have been given access to the demised premises), (ii) any negligent or otherwise wrongful act or omission of Sublessee or any of its agents, contractors, servants, licensees, employees or invitees, (iii) any failure of Sublessee to perform or comply with all of the provisions of this Sublease hereof that are applicable to Sublessee, and (iv) any obligation Sublessor may have to indemnify Underlying Landlord under the Underlying Lease, to the extent related to the demised premises, other than Sublessor's obligation to pay rent under the Underlying Lease. In case any action or proceeding be brought against Sublessor or any agent, contractor, servant, licensee, employee or invitee of Sublessor by reason of any of the foregoing, Sublessee, upon notice from Sublessor, shall defend such action or proceeding by counsel chosen by Sublessee, who shall be reasonably satisfactory


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to Sublessor. Sublessee or its counsel shall keep Sublessor fully apprised at all times of the status of such defense and shall not settle same without the written consent of Sublessor.

            8. Performance by Underlying Landlord. Sublessor does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on the part of Underlying Landlord to be performed. In the event Underlying Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on its part to be performed, Sublessor shall be under no obligation or liability whatsoever to Sublessee. Sublessor shall cooperate with Sublessee, at no cost to Sublessor, in seeking to obtain the performance of Underlying Landlord under the Underlying Lease. In any event, Sublessee shall not be allowed any abatement or diminution of fixed rent or additional rent under this Sublease because of Underlying Landlord's failure to perform any of its obligations under the Underlying Lease. Notwithstanding the foregoing, in the event that Sublessor receives an abatement or diminution of fixed rent or additional rent from Underlying Landlord that relates to the demised premises, Sublessee shall be entitled to an equivalent abatement or diminution of fixed rent or additional rent.

            If Underlying Landlord shall default in any of its obligations with respect to the demised premises, or there shall exist a bona fide dispute with Underlying Landlord under the terms, covenants, conditions, provisions and agreements of this Sublease and/or the Underlying Lease and Sublessee notifies Sublessor in writing that Sublessee has previously notified Underlying Landlord of such dispute and that such default or notice has been disregarded or not reasonably satisfactorily acted upon, then Sublessor shall notify Underlying Landlord of such default or dispute in its name on Sublessee's behalf. Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Underlying Landlord, but


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Sublessor shall have no obligation to bring any action or proceeding nor to take any steps to enforce Sublessor's rights against Underlying Landlord. If, after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Underlying Landlord with respect to the demised premises, Sublessee shall have the right to take such action in its own name, and for such purpose and only to such extent, all of the rights of Sublessor under the Underlying Lease (including Sublessor's arbitration rights) are hereby conferred upon and assigned to Sublessee and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the demised premises. If any such action against Underlying Landlord in Sublessee's name, shall be barred by reason of lack of privity, non-assignability or otherwise, Sublessee may take such action in Sublessor's name provided Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed (and if it is apparent that Sublessee must act promptly in order to preserve its rights, any failure on Sublessor's part to respond to Sublessee's request to take action in Sublessor's name within ten (10) business days after Sublessee's request shall be automatically deemed Sublessor's consent thereto), and in connection therewith, Sublessee does hereby agree to indemnify and hold Sublessor harmless from and against all liability, loss or damage, including, without limiting the foregoing, reasonable attorneys' fees and disbursements, which Sublessor shall suffer by reason of such action. In any event, Sublessee shall not be allowed any abatement or diminution of fixed rent or additional rent under this Sublease because of Underlying Landlord's failure to perform any of its obligations under the Underlying Lease. Notwithstanding the foregoing, in the event that Sublessor receives an abatement or diminution of fixed rent or additional rent from Underlying Landlord that relates to the demised premises,


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Sublessee shall be entitled to an equivalent or proportionate abatement or diminution of fixed rent or additional rent.

            9. Repairs; cleaning. Sublessee shall take good care of the demised premises and shall assume the entire responsibility for cleaning and janitorial services and for repairs which may be necessary during the term of this Sublease, excepting only those services and repairs, if any, which Underlying Landlord may be obligated to provide and to make under the terms, covenants, conditions, provisions and agreements of the Underlying Lease.

            10. Alterations. Sublessee shall not make any changes, alterations, additions or improvements to the demised premises without first obtaining the written consent of the Underlying Landlord and Sublessor. Sublessor's consent shall not be unreasonably withheld if the written consent of the Underlying Landlord is first obtained. Simultaneously with the submission of documents to the Underlying Landlord, Sublessee shall send copies of all such documents regarding alterations to Sublessor. Sublessee shall pay all costs and expenses relating to any changes, alterations, additions or improvements and shall cause same to be completed in accordance with law and the terms, covenants, conditions, provisions and agreements of the Underlying Lease. Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from any and all loss, cost, and expense (including, without limitation, reasonable attorneys fees) incurred by Sublessor as a result of Sublessee's failure to comply with the aforesaid terms, covenants, conditions, provisions or agreements.

            11. Initial Occupancy. Sublessee represents that it has inspected the demised premises and agrees to take the same in their present condition, and Sublessee acknowledges that no representations with respect to the condition thereof have been made. Any work required by Sublessee to prepare the demised premises for its occupancy shall be paid for by Sublessee and


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shall be subject to all of the terms, covenants, conditions, provisions and agreements set forth in the Underlying Lease.

            12. Assignment and Subletting. Sublessee shall not assign this Sublease or sublet the demised premises or otherwise transfer, mortgage or encumber this Sublease, the demised premises or any part thereof or permit the use thereof without first complying with the provisions of the Underlying Lease and obtaining Sublessor's consent. Sublessor's consent shall not be unreasonably withheld if the written consent of the Underlying Landlord is first obtained and said assignment or subletting of the entire demised premises is to one (1) assignee or subtenant for its undivided occupancy. Sublessor shall not be required to consent to any such assignment or further subletting or other event for which Sublessor's consent is required pursuant to the Underlying Lease if Sublessee is then in default under the Sublease of if such further subletting or assignment would cause Sublessor to be in default under the Underlying Lease. No such consent shall relieve Sublessee from the obligation to seek consent to a further subletting or assignment or another event for which Sublessor's consent is required pursuant to the Underlying Lease, and Sublessor may withhold its consent to same in its sole and absolute discretion. Copies of all materials required by the Underlying Lease shall be delivered simultaneously to Sublessor, together with Sublessee's request for consent. If Underlying Landlord and Sublessor shall give their consent to any assignment of this Sublease or any subsublease, Sublessee shall, in consideration therefor, pay to Sublessor, as additional rent:

            (i) In the case of an assignment, an amount equal to 50% of all sums and other consideration paid to Sublessee by the assignee for or by reason of such assignment.


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            (ii) In the case of a subsublease, 50% of any rents, additional rents or other consideration payable under the subsublease or otherwise to Sublessee by the subsubtenant which are in excess of the fixed annual rent and additional rent accruing during the term of this Sublease in respect of the subsubleased space (at the rate per square foot payable by Sublessee hereunder) pursuant to the terms hereof.

            The sums payable under this Paragraph 12 shall be paid to Sublessor as and when payable by the subsubtenant.

            If this Sublease be assigned, or if the demised premises or any portion thereof be underlet or occupied by anybody other than Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of the covenants on the part of Sublessee herein contained.

             Anything to the contrary contained in this Article 12 notwithstanding, Sublessee may assign this Sublease or sublease all or any portion of the Subleased Premises to an entity which is controlled by, or which controls, or which is under common control, with Sublessee or in connection with a restructuring of Sublessee or its business (including by merger or consolidation), or to any successor entity on or in connection with a sale of Sublessee 's business (by sale of stock or assets), all with the Sublessor's approval and consent, not to be unreasonably withheld or delayed, provided that the character and finances of the assignee or lessee are reasonably satisfactory to Sublessor and consistent with the first-class nature of the Building, and Sublessee provides Sublessor with a copy of the assignment or sublease prior to the effective date


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thereof. Nothing herein contained shall be deemed to release Sublessee from liability under this Sublease and, in the case of an assignment, the assignee must assume, in writing, the Sublease and all of Sublessee's obligations thereunder.

            13. Insurance. During the term of this Sublease, Sublessee, at its sole cost and expense, shall provide and maintain comprehensive public liability and property damage insurance in conformity with the provisions of the Underlying Lease which shall include, without limitation, coverage of replacement value of any and all existing leasehold improvements. Sublessee shall cause Sublessor and Underlying Landlord to be included as additional insureds in said policy or policies which shall contain provisions, if and to the extent available, that it or they will not be cancelable except upon at least twenty (20) days prior notice to all insureds and that the act or omission of one insured will not invalidate the policy as to the other insureds. Sublessee shall furnish to Sublessor reasonably satisfactory evidence that such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter.

            Sublessee agrees to use reasonable efforts to have included in all of its insurance policies, a waiver of the insurer's right of subrogation against Underlying Landlord, Sublessor and others required by the Underlying Lease, if any. If such waiver shall not be, or shall cease to be, obtainable (a) without additional charge, or (b) at all, then Sublessee shall so notify Sublessor promptly after learning thereof. In case such waiver can only be obtained at additional charge, if Sublessor shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy. Provided that Sublessee's right of full recovery under the aforesaid policy or policies are not adversely affected or prejudiced thereby, Sublessee hereby waives any and all right of recovery it might otherwise have against Underlying Landlord, Sublessor and others, if any, required by the Underlying Lease, their


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respective agents, contractors, servants, licensees, employees and invitees, for loss or damage to Sublessee's property, notwithstanding that such loss or damage may result from the negligence or fault of Underlying Landlord, Sublessor or such others as aforementioned, or their respective agents, contractors, servants, licensees, employees or invitees. If, notwithstanding the recovery of insurance proceeds by Sublessee for loss, damage or destruction of its property, Sublessor is liable to Sublessee with respect to such loss, damage or destruction or is obligated under this Sublease to make replacement, repair or restoration or payment for such loss, damage or destruction then, provided Sublessee's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of Sublessee's insurance against such loss, damage or destruction shall be offset against Sublessor's liability to Sublessee therefor, or shall be made available to Sublessor to pay for replacement, repair or restoration, as the case maybe.

            14. Default. In the event Sublessee defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of this Sublease or of the Underlying Lease, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law and also any and all of the rights and remedies specifically provided for in the Underlying Lease, which are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the Underlying Lease rights and remedies are given to Underlying Landlord, the same shall be deemed to refer to Sublessor.

            15. Sublease Consent. This Sublease shall become effective only if the written consent hereto of Underlying Landlord is obtained. If such written consent is not obtained, then this Sublease shall be void and of no force or effect and Sublessor shall return to


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Sublessee the first month's rent and the security deposit, and thereupon neither party shall have any further obligation to the other.

            16. Notice. Any notice to be given under this Sublease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by nationally-recognized overnight courier, addressed to (i) Sublessor at its (a) address herein stated prior to the Commencement Date, with copies to ________________________Attention: Legal Department; and (ii) Sublessee (a) at its address herein stated prior to the Commencement Date, (b) at the demised premises subsequent to the Commencement Date, and (c) with a copy to Silverman, Collura, Chernis & Balzano, 381 Park Avenue South, New York, New York, Attention : Ronald Balzano, Esq. No notice is effective unless given to all parties listed hereinabove. Each party shall have the right to designate, by notice in writing, any other address to which such party's notice is to be sent. Any notice to be given by Sublessor may be given by the attorneys for Sublessor. Any notice shall be deemed given three (3) days after being sent by certified or registered mail, return receipt requested and the next day, if sent by overnight courier.

            17. Quiet Enjoyment. Sublessor covenants that Sublessee, on paying the fixed rent and additional rent and performing all the terms, covenants, conditions, provisions and agreements aforesaid, shall and may peacefully and quietly have, hold and enjoy the demised premises for the term aforesaid, free from any interference or hindrance by Sublessor, but subject to the exceptions, reservations and conditions hereof

            18. Surrender of Demised Premises. On the date upon which the term hereof shall expire and come to an end, whether on the Expiration Date, by lapse of time or otherwise, Sublessee, at Sublessee's sole cost and expense, shall quit and surrender the demised premises to


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Sublessor in the same good order and condition as Sublessor is delivering them to Sublessee, subject to the provisions of the Underlying Lease.

            19. Brokers. Sublessee represents to Sublessor that Newmark & Company Real Estate, Inc. and WF Realty LLC (collectively, the "Brokers") are the only brokers with whom Sublessee dealt in relation to this transaction and that Sublessee has had no dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. Sublessee agrees to indemnify, defend and hold Sublessor harmless from any loss, liability and expense incurred by Sublessor as a result of any claim made against Sublessor which is based upon a breach of said representation by Sublessee. Sublessee's indemnification obligation hereunder shall survive the Expiration Date or sooner termination of this Sublease. Sublessor hereby agrees to pay the Brokers a commission pursuant to a separate agreement.

            20. Excluded Provisions. The following provisions of the Underlying Lease are deemed to be Excluded Provisions: TERM, RENT, Articles TWENTY-EIGHTH, FORTY-THIRD and FORTY-FIFTH.

            21. Successors and Assigns. This Sublease shall be binding upon and, except as prohibited by Paragraph 12 hereof, inure to the benefit of the parties hereto and their respective successors and assigns.

            22. No Modifications. This Sublease may not be modified except by written agreement signed by Sublessor and Sublessee.

            23. Security Deposit. A. Subject to Paragraph 23B below, Sublessee has deposited with Sublessor, the sum of $220,800.00 ("Security Amount") as security for the faithful performance and observance by Sublessee of the terms, covenants, conditions, provisions and agreements of this Sublease. The security shall be deposited in a non-interest bearing


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account in a bank selected by Sublessor. It is agreed that in the event
Sublessee defaults in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, the payment of fixed rent and additional rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Sublessee in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. If Sublessor so applies or retains any part of the security, Sublessee shall, upon demand, promptly deposit with Sublessor the amount so applied or retained so that Sublessor shall have the full deposit on hand at all times during the term of this Sublease. In the event that Sublessee shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this Sublease, the security shall be returned to Sublessee after the Expiration Date and after delivery of entire possession of the demised premises to Sublessor. In the event of an assignment by Sublessor of its interest under the Underlying Lease, Sublessor shall have the right to transfer the security and Sublessee agrees to look to the new Sublessor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublessor. Sublessee further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.


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
            B. In lieu of the cash security deposit referred to in Paragraph 23A above, Sublessee may deliver to Sublessor, and shall maintain in effect at all times during the term following delivery thereof, a clean, unconditional and irrevocable letter of credit, in form and substance satisfactory to Sublessor in the Security Amount, issued by a banking corporation ("Bank") reasonably satisfactory to Sublessor and having its principal place of business or its duly licensed branch in the City and County of New York at which the letter of credit may be presented for payment. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall provide that it shall be automatically renewed from year to year unless terminated by the Bank by notice to Sublessor given not less than ninety (90) days prior to every transfer or assignment made of the security to a new Sublessor, provided the new Sublessor shall assume the obligations of the Sublessor hereunder. Sublessee shall have the right to substitute one letter of credit for another, provided that, at all times, the letter of credit shall meet the requirements of this Paragraph 23B.

            C. Provided Sublessee has duly kept and performed all of the terms, covenants, conditions, provisions and agreements to be kept and performed by Sublessee under this Sublease, the Security Amount shall be reduced on each of the first seven one year anniversary dates of the Commencement Date by the amount of $22,080.00 on each such anniversary date, thus leaving a Security Amount of $66,240.00 for the balance of the term of the Sublease. In the event Sublessee is in breach of the foregoing provision on any such anniversary date, the scheduled reduction shall not be effected, and Sublessee's right to such reduction and all future reductions shall be permanently and forever waived by Sublessee.

            24. No Modifications. This Sublease may not be modified except by written agreement signed by Sublessor and Sublessee.


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
            25. Representations and Covenants. A. Sublessor hereby represents to Sublessee that (i) the Underlying Lease is in full force and effect and Sublessor covenants that it will not amend, cancel or surrender the Underlying Lease during the term of the Sublease (including the exercise of the option contained in Article FORTY-FIFTH of the Lease) without advising Sublessee and receiving its consent thereto, which shall not be unreasonably withheld or delayed with respect to any such amendment, provided such amendment does not increase Sublessee's obligations or diminish Sublessee's services, rights or privileges; (ii) Sublessor has received no written notice of default from the Underlying Landlord which default remains uncured on the date hereof; (iii) to the best of Sublessor's knowledge, upon due inquiry, Sublessor is not in default under the Underlying Lease; and (iv) subject to the terms of this Sublease, Sublessor will continue to perform all of the terms, covenants, conditions, provisions and agreements of the Underlying Lease.

            B. Sublessor agrees that, in the event Sublessor defaults under the terms, covenants, conditions, provisions and agreements of the Underlying Lease (provided same was not caused by Sublessee or was the result of Sublessee's actions or inactions with respect to Sublessee's obligations hereunder), including, but not limited to actions or inactions occurring prior to the Commencement Date hereof, then in such event, Sublessor covenants and agrees to defend, indemnify and hold Sublessee harmless from any and all claims, causes of action against or damages to Sublessee resulting solely and directly therefrom. In addition to the foregoing, in the event Sublessor receives a notice of default from the Underlying Landlord, and Sublessor does not cure such default within the applicable grace period, Sublessee shall have the right, on behalf of Sublessor, to cure any such default. Sublessor agrees to give Sublessee written notice of any default notice received from Underlying Landlord within two (2) business days of


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
Sublessor' s receipt thereof. Upon the curing of such default, Sublessor hereby agrees to reimburse Sublessee, upon demand, for the amount of such default, and only in the event such default was a non-monetary default, for any additional costs or expenses incurred in curing such default, provided same was not caused by Sublessee or was the result of Sublessee's actions or inactions with respect to Sublessee's obligations hereunder. In the event Sublessor, within five (5) business days of demand, accompanied by reasonable proof of payment, shall fail to so reimburse Sublessee for any reason other than with respect to the payment of fixed rent under the Underlying Lease and Sublessor raises no reasonable objection with respect thereto, then, in such event, Sublessee, in addition to any other rights available to it, shall have the right to offset such costs or expenses incurred against the next installments of rent due under this Sublease.

            26. Signage. Sublessor agrees to request that Underlying Landlord add Sublessee's name on the entrance doors and floor lobby, as well as on the Building lobby directory or provide Sublessee with Sublessor's existing directory lines.

            27. Inability to Perform, Delays. If Sublessee shall be delayed in obtaining possession of the demised premises because of delays in obtaining consent or in construction or for any other reason beyond the reasonable control of Sublessor, Sublessor shall not be subject to any liability, the effectiveness of this Sublease shall not be affected and the term hereof shall not be extended, but the fixed rent shall be abated (provided Sublessee is not responsible for the delay in obtaining consent or possession and provided the delay is not due to delays in obtaining consent to, or in construction of, work required or permitted to be performed by Sublessee) until possession shall have been made available to Sublessee. The provisions hereof are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

            28. Notice of Accidents. Sublessee shall give Sublessor and Underlying Landlord notice of any fire, casualty or accident in or about the demised premises promptly after Sublessee becomes aware of such event.

            29. Destruction by Fire or Other Cause. If the demised premises shall be partially or totally damaged or destroyed by fire, casualty or other cause as a consequence of which Sublessor shall, pursuant to the Underlying Lease, receive an abatement of rent with respect to the demised premises, there shall be a corresponding abatement of the fixed rent payable hereunder. This Sublease shall not be terminated as a consequence of any damage to, or destruction of the demised premises, unless, as a result thereof, the Underlying Lease is terminated in accordance with its terms.

            30. Bankruptcy. In the event Sublessee becomes the subject of proceedings involving bankruptcy, insolvency or reorganization of Sublessee, or if Sublessee makes an assignment for the benefit of creditors, or petitions for, or enters into an arrangement with creditors, Sublessor shall have the same rights as to Sublessee as are afforded Underlying Landlord under the Underlying Lease under similar circumstances involving Sublessor.

            31. No Waiver, etc. No agreement to accept a surrender of this Sublease shall be valid unless in writing and signed by Sublessor. The failure of Sublessor or Sublessee to enforce any terms, covenants, conditions, provisions or agreements of this Sublease shall not prevent the later enforcement thereof or a subsequent act which would have constituted a violation from having all the force and effect of an original violation. The receipt by Sublessor or payment by Sublessee of fixed rent or other rent or charges with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. The parties hereto, to the fullest extent permitted by law, waive trial by jury in any action or proceeding relating hereto and consent to the jurisdiction of the New York State Court System. Sublessee hereby waives any right to interpose any counterclaim in any action brought by Sublessor in connection herewith. The foregoing shall not be deemed a waiver by Sublessee of the right to interpose any counterclaim to the extent That the failure to interpose same would prohibit Sublessee from bringing the claim, which is the basis thereof, in a separate action.

            32. Occupancy Tax. Sublessee shall pay directly to the City of New York, all occupancy and rent taxes which may be payable by Sublessee to the City of New York in respect of the rent reserved by this Sublease and will pay all other taxes, the payment of which shall be imposed directly upon any occupant of the demised premises.

            33. Miscellaneous. A. Paragraph headings are for ease of reference only and are not part of the agreement of the parties. This Sublease shall be governed by New York law without giving affect to its conflict of laws rules. This Sublease may not be changed or terminated, or any provision hereof waived, orally. The rights and remedies of Sublessor hereunder shall survive the expiration of the term or sooner termination hereof. The submission of this Sublease for examination or for signature is not intended to nor shall it create or evidence an offer to, or any other right by, Sublessee with respect to the demised premises or otherwise; it being expressly agreed that this Sublease shall not be effective, and Sublessor shall not be bound hereby, until it is executed and delivered by each party hereto.

            B. Sublessee agrees to assume Sublessor's obligations at Sublessor's actual cost, under Sublessor's agreement for renting or leasing the T-1 data transmission line in accordance with such agreement, a copy of which is annexed hereto as Exhibit C, indemnifying the Sublessor therefrom.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sublease as of the day and year first above written.

                            AVALANCHE SOLUTIONS, INC.

                              By:   /s/ Jeff Dachis
                                    -------------------------------------
                                    Name:
                                    Title:

                              CONCRETE MEDIA, INC.

     13-3905544               By:   /s/ D.A. Pelson
----------------------              -------------------------------------
Federal Identification              Name: D.A. Pelson
Number                              Title: President



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